POWER OF ATTORNEY

The undersigned constitutes and appoints PERRY C. SIATIS,  EMILY A. WEITH, T.O. ODUTAYO, LI LING ONG, AND JEFF WIGFIELD, and each of them individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the  undersigned's name, place and stead, (1) to prepare and sign any and all Securities and Exchange Commission  ("SEC") Notices of Proposed Sales of Securities pursuant to Rule 144 under the Securities  Act of 1933, as amended (the “Securities Act”), on Form 144, any and all SEC statements on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all other forms, reports, schedules, or amendments thereto required or permitted to be filed or signed by the undersigned under Section 16(a) of the Exchange Act or Rule 144 under the Securities Act, and (2) to prepare, execute and submit to the SEC a Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of the forms and reports described in this power of attorney, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite, necessary or desirable to be done under said Rule 144 and Section 16(a), as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This power of attorney supersedes and revokes any power of attorney previously executed by the undersigned with respect to the forms and reports described above.

A copy of this power of attorney shall be filed with the SEC.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is AbbVie Inc. assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act or Rule 144 under the Securities Act.  The authorization set forth above shall continue in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4, or 5 or if earlier, until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

Date: 9/22/2026

/s/ John Carethers

Signature of Reporting Person

John Carethers

Name

AbbVie Inc.

1 N. Waukegan Road

North Chicago, IL   60064